UNITED STATES

SECURITIES AND EXCHANE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

PETROGRESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Ave., Suite 2110

New York, New York 10017

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: 212-376-5228

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

o         Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 1.01 – Material Definitive Agreement

Effective September 26 and 30, 2017, Petrogress, Inc. (the “Registrant”) entered into two separate Securities Purchase Agreements. Under the terms of the agreements, the Registrant purchased 100% of the membership units of Petrogress Int’l LLC, a Delaware limited liability company (“PIL”) and then, through PIL, 1,080,000 shares of Petrogres Africa Company Limited., a Ghanaian limited company formed under The Companies Act of 1963 (Act 179) (Reg. No. CS1866362016) (“PAF”). The shares of PAF acquired by the Registrant’s wholly owned subsidiary, PIL, comprise 90% of its issued and outstanding shares; the remaining shares are owned by private Ghanaian investors who are not otherwise affiliated with the Registrant. The units of PIL and shares of PAF were each purchased by the Registrant and PIL, respectively, from Christos P. Traios, President, Chairman and majority shareholder of the Registrant, for consideration of US$1.00 under the terms of each agreement.

Item 9.01 -- Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement dated September 25, 2017, by and between Christos P. Traios and Petrogress, Inc.
10.2	Securities Purchase Agreement dated September 30, 2017, by and between Christos P. Traios and Petrogress Int’l, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 1, 2017

PETROGRESS, INC.

 /s/ Christos Traios

Christos Traios, President and CEO

EXHIBIT INDEX

Exhibit	Description

10.1	Securities Purchase Agreement dated September 25, 2017, by and between Christos P. Traios and Petrogress, Inc.
10.2	Securities Purchase Agreement dated September 30, 2017, by and between Christos P. Traios and Petrogress Int’l, LLC